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                        BENEDEK BROADCASTING CORPORATION,
                                    AS ISSUER

                                       AND

            CERTAIN SUBSIDIARIES OF BENEDEK BROADCASTING CORPORATION,
                                  AS GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                  ---------------------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 3, 1999

                  ---------------------------------------------


                                  $135,000,000

                      117/8% SENIOR SECURED NOTES DUE 2005

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         THIS THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 3, 1999, is among BENEDEK BROADCASTING CORPORATION, a Delaware corporation (the "Company"), certain of its subsidiaries (as more specifically identified on the signature pages hereof, the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"). All terms not otherwise defined herein shall have the meaning ascribed thereto in the Indenture (as hereinafter defined).

                                    RECITALS

         The Company, such of the Guarantors as were then subsidiaries of the Company and the Trustee entered into an indenture dated as of March 1, 1995 (the "Indenture") providing for the issuance by the Company of $135 million in an aggregate principal amount of its 117/8% Senior Secured Notes (the "Securities") as provided in the Indenture, the payment of which Securities was guaranteed by such Guarantors in the manner provided in the Guarantee Agreements referred to in the Indenture.

         The Indenture was supplemented by that certain First Supplemental Indenture dated as of June 6, 1996, to reflect that Benedek Broadcasting Company, L.L.C. ("LLC"), which had guaranteed the Company's obligations in respect of the Securities under the Indenture, was merged with and into Benedek License Corporation ("BLC") and that BLC assumed all of the obligations of LLC set forth in the Indenture.

         Also, the Indenture was supplemented by that certain Second Supplemental Indenture dated as of October 31, 1998, to reflect the transfer of assets of Television Station WMTV by the Company to Philip A. Jones, solely in his capacity as trustee under The WMTV Trust (the "WMTV Trust") and the transfer of the licenses and authorizations issued by the Federal Communications Commission relating to Television Station WMTV from BLC to WMTV License Co., LLC ("License Co.") and each of WMTV Trust and License Co. became Guarantors pursuant to the Second Supplemental Indenture.

         The Company has offered, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 16, 1999 and the related Consent and Letter of Transmittal dated April 16, 1999 (collectively, the "Tender Offer Documents"), to purchase for cash any and all of the outstanding Securities.

         The Company, with the consent of the Holders of at least fifty-one percent (51%) in aggregate principal amount of the outstanding Securities, desires to further supplement the Indenture for the purpose of eliminating substantially all the restrictive covenants contained therein.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the mutual covenants contained herein and in the Indenture, as the same has been supplemented from time to time, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually




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covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01. General. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Indenture.

         Section 1.02 Elimination. Pursuant to Section 9.02 of the Indenture,
Section 1.01 (captioned "Definitions") is hereby amended to delete the following terms and the corresponding definitions thereof in their entirety:

         "Bank Credit Agreement"
         "Cash Flow Leverage Ratio"
         "Change of Control"
         "Consolidated Net Worth"
         "Exchangeable Stock"
         "Interest Rate Protection Agreement"
         "Net Available Cash"
         "Net Cash Proceeds"
         "Non-Convertible Capital Stock"
         "Permitted Holders"
         "Restricted Holder"
         "Senior Debt"
         "Tax Amount"
         "Voting Stock"

         In addition the following definitions are hereby amended as follows:

                  a. "Affiliate" is amended to delete the second full sentence in its entirety.

                  b. "Asset Disposition" is amended to delete the text of (iv) and (v) in their entirety and the text of each is replaced with "Intentionally omitted".

                  c. "Consolidated Net Income" is amended to delete the second full paragraph in its entirety.

                  d. "Issue" is amended by deleting the second full sentence in its entirety.


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         Section 1.03 Elimination. Pursuant to Section 9.02 of the Indenture,
Section 1.02 (captioned "Other Definitions") is hereby amended to delete the following terms and the corresponding definitions thereof in their entirety:

         "Excluded Stock"
         "Offer"
         "Offer Amount"
         "Offer Period"
         "Purchase Date"
         "Restricted Payment"

                                   ARTICLE TWO

                       AMENDMENT TO TRANSFER AND EXCHANGE

         Section 2.01 Elimination. Pursuant to Section 9.02 of the Indenture,
Article 2 of the Indenture (captioned "The Securities"), is hereby amended as follows:

               a. Section 2.06(i)(ii) is amended to delete the reference to
Section 4.08.

                                  ARTICLE THREE

                        AMENDMENT TO NOTICE OF REDEMPTION

         Section 3.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 3 of the Indenture (captioned "Redemption"), is hereby amended as follows:

               a. Section 3.03 is amended by deleting the first sentence and replacing it with the following:

                    "At least 30 days (or in the case of a redemption required pursuant to paragraph 6 of the Securities, at least 10 Business Days but not more than 11 Business Days) before a date of redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed."

                                  ARTICLE FOUR

                        ELIMINATION OF CERTAIN COVENANTS

         Section 4.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 4 of the Indenture (captioned "Covenants"), is hereby amended as follows:


                                        3



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                  a. The text of each of the following Sections is deleted in its entirety and replaced with "Intentionally omitted":

                           Section 4.02
                           Section 4.03
                           Section 4.04
                           Section 4.05
                           Section 4.06
                           Section 4.07
                           Section 4.08
                           Section 4.09
                           Section 4.12
                           Section 4.13

                  b. The text of Section 4.14 (i), (iii), (iv), (v), and (vi) is deleted in its entirety and replaced with "Intentionally omitted".

                                  ARTICLE FIVE

                        ELIMINATION OF SUCCESSOR COMPANY

         Section 5.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 5 of the Indenture (captioned "Successor Company"), is hereby amended as follows:

                  a. The text of Section 5.01 is deleted in its entirety and replaced with "Intentionally omitted".

                                   ARTICLE SIX

                    ELIMINATION OF CERTAIN EVENTS OF DEFAULT

         Section 6.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 6 of the Indenture (captioned "Defaults and Remedies"), is hereby amended as follows:

               a. The text of Section 6.01(3)(i) is deleted in its entirety and replaced with "Intentionally omitted".

               b. The text of Section 6.01(4) is deleted in its entirety and replaced with the following:

                    "the Company fails to comply with Section 4.11 or 4.15 or any Pledgor fails to comply with any of its obligations under the Security

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                    Documents and such failure continues for 30 days after the notice specified below;"

               c. The text of Section 6.01(5) text is deleted in its entirety and replaced with the following:

                    "any representations and warranties of a Pledgor set forth in the Security Documents proves to have been materially false at the time it was made and is not cured within 60 days after the notice specified below;"

               d. The text of each of Section 6.01(6) and 6.01(9) is deleted in its entirety and replaced with "Intentionally omitted".

               e. The last two paragraphs of Section 6.01 are deleted in their entirety and replaced with the following:

                    "A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                         The Company shall deliver to the Trustee, within 30
                    days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto."

                                  ARTICLE SEVEN

                       DISCHARGE OF INDENTURE; DEFEASANCE

         Section 7.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 8 of the Indenture (captioned "Discharge of Indenture; Defeasance"), is hereby amended as follows:

               a. The text of Section 8.01(b)(ii) is deleted in its entirety and replaced with the following:

                    "their obligations under Sections 4.11, 4.14 or 4.15 and the operation of Sections 6.01(3)(ii), 6.01(4), 6.01(7) (only with respect to


                                        5



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                    Significant Subsidiaries), 6.01(8) (only with respect to
                    Significant Subsidiaries), and 6.01(10) ("covenant defeasance option")."

               b. In the second full paragraph of Section 8.01(b), the references to each of Section 6.01(6) and 6.01(9) in the second sentence are deleted, and the phrase "or because of the failure of the Company to comply with 5.01(iii) or 5.01(iv)" is also deleted.

                                  ARTICLE EIGHT

                                   AMENDMENTS

         Section 8.01. Elimination. Pursuant to Section 9.02 of the Indenture,
Article 9 of the Indenture (captioned "Amendments") is hereby amended as follows:

               a. The text of Section 9.01(2) is deleted in its entirety and replaced with "Intentionally omitted".

                                  ARTICLE NINE

                                 MISCELLANEOUS

         Section 9.01. Effect of Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

         Section 9.02. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         Section 9.03. Conflict With Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.

         Section 9.04. Notices. Any notice or communication to be delivered to the Company shall be delivered to the following address:

                           Benedek Broadcasting Corporation
                           100 Park Avenue
                           Rockford, Illinois 61101
                           Attention:  Chief Financial Officer

         Section 9.05. Severability. If any provision in this Supplemental Indenture shall be invalid, illegal or otherwise unenforceable, then the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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         Section 9.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; such counterparts shall together constitute but one and the same instrument.

         Section 9.07. Effectiveness. This Supplemental Indenture shall be effective as of the opening of business on the Payment Date (as defined in the Tender Offer Documents).

         Section 9.08. Recitals. The recitals contained herein shall be taken as the statements of the Company. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture.

         Section 9.09. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

           [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                     BENEDEK BROADCASTING CORPORATION, as
                                     Issuer

                                     By: /s/ Ronald L. Lindwall
                                        ----------------------------------
                                     Name:  Ronald L. Lindwall
                                     Title: Senior Vice President-Finance
                                            and Chief Financial Officer

                                     BENEDEK LICENSE CORPORATION, as
                                     Guarantor

                                     By: /s/ Ronald L. Lindwall
                                        ----------------------------------
                                     Name:  Ronald L. Lindwall
                                     Title: Senior Vice President-Finance
                                            and Chief Financial Officer

                                     PHILIP A. JONES, solely in his capacity
                                     as Trustee under The WMTV Trust,
                                     as Guarantor

                                     By: /s/ Ronald L. Lindwall
                                        ----------------------------------
                                           Philip A. Jones

                                     WMTV LICENSE CO., LLC, as Guarantor

                                     By: PHILIP A. JONES, solely in his
                                         capacity as Trustee under
                                         The WMTV Trust, as Member

                                     By: /s/ Philip A. Jones
                                        ----------------------------------
                                        Philip A. Jones

                                        8



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                                     THE BANK OF NEW YORK, as Trustee

                                     By: /s/ Michael Culhane
                                        ----------------------------------
                                        Name:  Michael Culhane
                                        Title: Vice President


                                        9



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STATE OF ILLINOIS     )
                      ) ss.
COUNTY OF WINNEBAGO   )

         This instrument was acknowledged before me on May 4, 1999 by Ronald L. Lindwall, Senior Vice President-Finance and Chief Financial Officer on behalf of Benedek Broadcasting Corporation, a Delaware corporation. Given under my hand and official seal this 4th day of May, 1999.

                                    /s/
                                    -----------------------------------------
                                    Signature

                                    Notary in and for the State of Illinois

                                    [NOTARY SEAL APPEARS HERE]


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STATE OF ILLINOIS    )
                     ) ss.
COUNTY OF WINNEBAGO  )

         This instrument was acknowledged before me on May 4, 1999 by Ronald L. Lindwall, Senior Vice President-Finance and Chief Financial Officer on behalf of Benedek License Corporation, a Delaware corporation. Given under my hand and official seal this 4th day of May, 1999.

                                     /s/
                                     ----------------------------------------
                                     Signature

                                     Notary in and for the State of Illinois

                                     [NOTARY SEAL APPEARS HERE]

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STATE OF KANSAS    )
                   ) ss.
COUNTY OF JOHNSON  )

         This instrument was acknowledged before me on May 4, 1999 by Philip A. Jones, solely in his capacity as Trustee under The WMTV Trust, a Wisconsin trust. Given under my hand and official seal this 4th day of May, 1999.

                                 /s/
                                 --------------------------------------
                                 Signature

                                 Notary in and for the State of Kansas

                                 [NOTARY SEAL APPEARS HERE]

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STATE OF KANSAS    )
                   ) ss.
COUNTY OF JOHNSON  )

         This instrument was acknowledged before me on May 4, 1999 by Philip A. Jones, solely in his capacity as Trustee under The WMTV Trust, on behalf of WMTV License Co., LLC, as Member. Given under my hand and official seal this 4th day of May, 1999.

                                    /s/
                                    --------------------------------------
                                    Signature

                                    Notary in and for the State of Kansas

                                    [NOTARY SEAL APPEARS HERE]

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STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

         This instrument was acknowledged before me on May 5, 1999 by Michael Culhane, Vice President, on behalf of The Bank of New York, a New York banking corporation. Given under my hand and official seal this 5th day of May, 1999.

                                     /s/
                                     --------------------------------
                                     Signature

                                     Notary in and for the State of New York

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